UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 21, 2013

Commission File Number:   000-03718

Park City Group, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
371454128
(IRS Employer Identification No.)

299 S Main Street, Suite 2370, Salt Lake City, Utah 84111
(Address of principal executive offices)

435-645-2100
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Park City Group, Inc. (the "Company") today announced the receipt of a letter (the "Letter") from the NYSE MKT LLC (the "Exchange"), indicating that the Exchange concluded that the Company violated Sections 301 and 711 of the NYSE MKT Company Guide (the "Company Guide") when it failed to: (i) obtain shareholder approval of two 2011 equity compensation plans approved by the Company's board of directors, and (ii) file an application for, and obtain Exchange approval for the listing of, securities issued pursuant to such equity compensation plans. The Letter relates to shares issued under the Company's equity compensation plans between 2011 and the Company's 2013 annual meeting of shareholders, when shareholders approved the amended and restated equity compensation plans. In response to the Letter, the Company will ask shareholders to ratify the issuances under the equity compensation plans referenced in the Letter in connection with its upcoming 2014 annual meeting of shareholders.

This action will not adversely affect the Company's listing status with the Exchange, or the Company's plans to begin trading on the NASDAQ Capital Market on October 28, 2013. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park City Group, Inc.

Date:   October 25, 2013
By:	/s/ Edward L. Clissold

Name: Edward L. Clissold
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated October 25, 2013